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Exhibit 99.2

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to (i) being named as a person who will become a director of Venoco Acquisition Company GP, LLC, a Delaware limited liability company and the general partner of Venoco Acquisition Company, L.P., a Delaware limited partnership (the "Partnership"), in the Registration Statement on Form S-1 (the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission, (ii) the disclosure of information pertaining to the undersigned under the captions "Management" and "Security Ownership of Certain Beneficial Owners and Management" in the Registration Statement and (iii) the filing of this consent as an exhibit to the Registration Statement.

Date: February 7, 2008

/s/ J. TIMOTHY BRITTAN
J. Timothy Brittan

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  Exhibit 99.2
CONSENT OF NOMINEE FOR DIRECTOR